Exhibit 3(i).5
CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
FILED MAY 29, 2008
MICHIGAN DEPARTMENT OF LABOR & ECONOMIC GROWTH
BUREAU OF COMMERCIAL SERVICES
Date Received (FOR BUREAU USE ONLY)
This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.
Name MARK A. METZ c/o DYKEMA GOSSETT PLLC Address 400 RENAISSANCE CENTER City State ZIP Code Detroit MI 48243-1668
Ç Document will be returned to the name and address you enter above. È If left blank document will be mailed to the registered office. EFFECTIVE DATE:
CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
For use by Domestic Profit and Nonprofit Corporations
(Please read information and instructions on the last page)
Pursuant to the provisions of Act 284, Public Acts of 1972, (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:
1. The present name of the corporation is: ROCKWELL MEDICAL TECHNOLOGIES, INC.
2. The identification number assigned by the Bureau is: 427745
3. XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
Clause I of Articles III, and the preamble thereto, of the Articles of Incorporation is hereby amended and restated in its entirety as follows:
ARTICLE III
The total authorized shares:
1. Common shares: 40,000,000 Preferred Shares: 3,416,664

COMPLETE ONLY ONE OF THE FOLLOWING:
4. Profit or Nonprofit Corporation: For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.
The foregoing amendment to the Articles of Incorporation was duly adopted on the ___day of ___, ___, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.
Signed this ___day of ___, ___
(Signature) (Signature)
(Type or Print Name) (Type or Print Name)
(Signature) (Signature)
(Type or Print Name) (Type or Print Name)
5. Profit Corporation Only: Shareholder or Board Approval
The foregoing amendment to the Articles of Incorporation proposed by the board was duly adopted on the ___23rd day of ___May , ___2008 , by the: (check one of the following)
☑ shareholders at a meeting in accordance with Section 611(3) of the Act.
☐ written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)
☐ written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act.
☐ board of a profit corporation pursuant to section 611(2) of the Act.
Profit Corporations and Professional Service Corporations Signed this 28th ___day of ___May , ___2008 /S/ THOMAS E. KLEMA By ___ ___ (Signature of an authorized officer or agent)
Thomas E. Klema, Vice President and Chief Financial Officer ___ (Type or Print Name)

6. Nonprofit corporation only: Member, shareholder, or board approval
The foregoing amendment to the Articles of Incorporation was duly adopted on the ___ day of ___, ___by the (check one of the following)
Member or shareholder approval for nonprofit corporations organized on a membership or share basis
☐ members or shareholders at a meeting in accordance with Section 611(2) of the Act.
☐ written consent of the members or shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act. Written notice to members or shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the members or shareholders is permitted only if such provision appears in the Articles of Incorporation.)
☐ written consent of all the members or shareholders entitled to vote in accordance with section 407(3) of the Act.
Directors (Only if the Articles state that the corporation is organized on a directorship basis)
☐ directors at a meeting in accordance with Section 611(2) of the Act.
☐ written consent of all directors pursuant to Section 525 of the Act.
Nonprofit Corporations Signed this ___day of ___, ___ By ___ ___ (Signature of President, Vice-President, Chairperson or VIce-Chairperson) ___ (Type or Print Name) (Type or Print Title)